SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED January 24, 1994
(To Prospectus dated January 14, 1994)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
              (formerly known as Countrywide Funding Corporation)
                          Seller and Master Servicer



               Mortgage Pass-Through Certificates, Series 1994-3
                               ----------------





                                   The Class A-8 Certificates
The Class A-8 certificates
represent obligations of the       o    This supplement relates to the
trust only and do not                   offering of the Class A-8 certificates
represent an interest in or             of the series referenced above. This
obligation of CWMBS, Inc.,              supplement does not contain complete
Countrywide Home Loans, Inc.            information about the offering of the
or any of their affiliates.             Class A-8 certificates. Additional
                                        information is contained in the
This supplement may be used to          prospectus supplement dated January
offer and sell the offered              24, 1994 prepared in connection with
certificates only if                    the offering of the offered
accompanied by the prospectus           certificates of the series referenced
supplement and the prospectus.          above and in the prospectus of the
                                        depositor dated January 14, 1994. You
                                        are urged to read this supplement, the
                                        prospectus supplement and the
                                        prospectus in full.

                                   o    As of the May 25, 2000, the class
                                        certificate balance of the Class A-8
                                        certificates was approximately
                                        $28,408,000.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-8 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

June 23, 2000

                               THE MORTGAGE POOL

     As of May 1, 2000 (the "Reference Date"), the Mortgage Pool included approximately 841 Mortgage Loans having an aggregate Stated Principal Balance of approximately $239,339,672.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                                                  As of
                                                                                               May 1, 2000
Total Number of Mortgage Loans...................................................                  841
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                 0.24%
         60-90 days..............................................................                 0.00%
         91 days or more (excluding pending foreclosures)........................                 0.24%
                                                                                                  -----
         Total Delinquencies.....................................................                 0.48%
                                                                                                  =====
Foreclosures Pending.............................................................                 0.08%
                                                                                                  -----
Total Delinquencies and foreclosures pending.....................................                 0.56%
                                                                                                  =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     One (1) Mortgage Loan has been converted and is, as of the Reference Date, an REO Loan.

     Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans, Inc. (formerly known as Countrywide Funding Corporation), will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $8.671 billion at February 28, 1997, to approximately $11.002 billion at February 28, 1998, to approximately $15.381 billion at February 28, 1999 and to approximately $16.801 billion at February 29, 2000. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                                                                       At February 28, (29),
                                                   ---------------------------------------------------------------
                                                       1997            1998            1999             2000
                                                       ----            ----            ----             ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End:
         30-59 days..............................       0.65%         1.08%           1.03%            1.37%
         60-89 days..............................       0.15          0.16            0.18              .022
         90 days or more (excluding pending
              foreclosures)......................       0.16          0.16            0.12             0.16
                                                        ----          ----            ----             ----
         Total of delinquencies..................       0.96%         1.40%           1.33%            1.73
                                                        ====          ====            ====             ====
Foreclosures pending.............................       0.17%         0.17%           0.14%            0.36
                                                        ====          ====            ====             ====
Total delinquencies and foreclosures pending.....       1.13%         1.57%           1.47%            1.99
                                                        ====          ====            ====             ====
Net Gains/(Losses) on liquidated loans (1) ......  ($2,812,000)   ($2,662,000)    ($3,704,605)     (3,076,240)
Percentage of Net Gains/(Losses) on liquidated
     loans (1)(2) ...............................      (0.032)%      (0.024)%        (0.028)%         (0.0017)%
Percentage of Net Gains/(Losses) on liquidated
     loans (based on average outstanding
     principal balance)(1) ......................      (0.033)%      (0.027)%        (0.028)%         (0.0018)%

-----------------
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, on all mortgage loans serviced or master serviced by the Master Servicer. Such mortgage loans have a variety of underwriting, payment and other characteristics, many of which differ from those of the Mortgage Loans, and no assurances can be given that the delinquency and foreclosure experience presented in the table below will be indicative of such experience of the Mortgage Loans. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $158.6 billion at February 28, 1997, to approximately $182.9 billion at February 28, 1998, to approximately $215.5 billion at February 28, 1999, to approximately $249.0 billion at February 29, 2000.

                                                                    At February 28, (29),
                                                   ---------------------------------------------------------
                                                       1997            1998           1999         2000
                                                       ----            ----           ----         ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End(1):
         30-59 days..............................      2.26%          2.68%           3.05%         3.40%
         60-89 days..............................      0.52           0.58            0.21          0.25
         90 days or more (excluding pending
              foreclosures)......................      0.66           0.65            0.29          0.32
                                                       ----           ----            ----          ----
         Total of delinquencies..................      3.44%          3.91%           3.55%         3.97%
                                                       ====           ====            ====          ====
         Foreclosures pending....................      0.71%          0.45%           0.31%         0.39%
                                                       ====           ====            ====          ====
         Total delinquencies and foreclosures
              pending............................      4.15%          4.36%           3.86%         4.36%
                                                       ====           ====            ====          ====

--------------
(1) Including loans subserviced for others.

                   DESCRIPTION OF THE CLASS A-8 CERTIFICATES

     The Class A-8 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-8 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal - First and Second Tier Senior Principal Distribution Amounts".

     As of May 25, 2000 (the "Certificate Date"), the Class Certificate Balance of the Class A-8 Certificates was approximately $28,408,000, evidencing a beneficial ownership interest of approximately 11.87% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $218,210,584 and evidenced in the aggregate a beneficial ownership interest of approximately 91.17% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $21,129,088, and evidenced in the aggregate a beneficial ownership interest of approximately 8.83% in the Trust Fund. For additional information with respect to the Class A-8 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans consist of two Mortgage Loans with the following characteristics:

                                                                           Original Term to       Remaining Term to
Principal Balance         Mortgage Rate          Net Mortgage Rate     Maturity (in months)    Maturity (in months)
-----------------         -------------          -----------------     --------------------    --------------------
 $106,415,942.61           6.8515525%               6.5890525%                 360                    272
 $132,923,729.77           7.4016299%               7.1391299%                 360                    272

(ii) the Mortgage Loans prepay at the specified constant percentages of SPA (as defined below), (iii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed Mortgage Loan characteristics set forth in clause (i) above such that each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (viii) the Class Certificate Balance of the Class A-8 Certificates is $28,408,000 (ix) interest accrues on the Class A-8 Certificates at the applicable interest rate described in the Prospectus Supplement, (x) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (xi) the closing date of the sale of the Class A-8 Certificates is June 23, 2000, (xii) the Seller is not required to repurchase or substitute for any Mortgage Loan and (xiii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination". While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 365% SPA assumes prepayment rates will be 0.73% per annum in month one, 1.46% per annum in month two, and increasing by 0.73% in each succeeding month until reaching a rate of 21.9% per annum in month 30 and remaining constant at 21.9% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Principal Balance of the Class A-8 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.

                         Percent of Class Certificate
                             Balance Outstanding*

                                                                 Class A-8
                                                         SPA Prepayment Assumption
          Distribution Date                0%       75%      140%      365%      750%       900%
          -----------------                --       ---      ----      ----      ----       ----
Initial Percent..................         100       100      100       100       100        100
June 25, 2001....................         100       100      100       100        59         28
June 25, 2002....................         100       100      100        81         0          0
June 25, 2003....................         100       100      100        37         0          0
June 25, 2004....................         100       100      100         4         0          0
June 25, 2005....................         100       100       77         0         0          0
June 25, 2006....................         100        99       53         0         0          0
June 25, 2007....................         100        79       30         0         0          0
June 25, 2008....................         100        59        9         0         0          0
June 25, 2009....................         100        39        0         0         0          0
June 25, 2010....................         100        19        0         0         0          0
June 25, 2011....................          86         0        0         0         0          0
June 25, 2012....................          66         0        0         0         0          0
June 25, 2013....................          45         0        0         0         0          0
June 25, 2014....................          23         0        0         0         0          0
June 25, 2015....................           0         0        0         0         0          0
June 25, 2016....................           0         0        0         0         0          0
June 25, 2017....................           0         0        0         0         0          0
June 25, 2018....................           0         0        0         0         0          0
June 25, 2019....................           0         0        0         0         0          0
June 25, 2020....................           0         0        0         0         0          0
June 25, 2021....................           0         0        0         0         0          0
June 25, 2022....................           0         0        0         0         0          0
June 25, 2023....................           0         0        0         0         0          0
June 25, 2024....................           0         0        0         0         0          0
                                            -         -        -         -         -          -
Weighted Average Life (years) **.         12.8       8.5      6.2       2.8       1.1        0.9

     ---------------------------------------
     *  Rounded to the nearest whole percentage.
     ** Determined as specified under "Weighted Average Lives of the Offered
        Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $5,339,008 and $254,441 and $0, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A-8 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

     The IRS issued final regulations on January 27, 1994 under Sections 1271 through 1273 and 1275 (the "OID Regulations"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. In addition , the IRS issued final regulations (the "Contingent Regulations") on June 11, 1996 governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6), such as the Class A-8 Certificates. In addition, the OID Regulations do not adequately address the calculation of income with respect to prepayable securities such as the Class A-8 Certificates.

     On December 30, 1997 the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described in the Prospectus. It is recommended that prospective purchasers of the Class A-8 Certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     The Class A-8 Certificates will represent qualifying assets under Section 856(c)(4)(A). However, the Small Business and Job Protection Act of 1996, as part of the repeal of the bad debt reserve for thrift institutions, repealed the application of Section 593(d) for tax years beginning after December 31, 1995.

     The Small Business and Job Protection Act of 1996 and Taxpayer Relief Act of 1997 modified the definition of U.S. person with regard to trusts and gave the IRS authority to modify the definition of U.S. person with respect to partnerships. A trust is a "U.S. Person" if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. In addition, U.S. Persons include certain trusts that can elect to be treated as U.S. Persons.

     Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-8 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemption will apply to the acquisition and holding of Class A-8 Certificates by Plans and that all conditions of the Exemption other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

     The Class A-8 Certificates are currently rated "AAA" by Duff & Phelps Credit Rating Company and Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-8 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

----------------------------------------------------------------------------------------------
                                      Mortgage Rates(1)
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
        Note Rate          Number of Mortgage  Aggregate Principal Balance     Percent of
           (%)                    Loans                Outstanding            Mortgage Pool
----------------------------------------------------------------------------------------------
6.250                               2                  $427,134.59                 0.18%
6.375                               2                   456,736.57                 0.19%
6.500                              17                 4,894,774.60                 2.05%
6.625                              28                 6,645,451.70                 2.78%
6.750                             101                28,257,472.83                11.81%
6.875                              92                25,500,528.79                10.65%
7.000                             144                40,233,843.53                16.81%
7.125                               9                 1,912,042.11                 0.80%
7.250                             209                62,548,399.94                26.13%
7.375                              65                19,468,636.82                 8.13%
7.500                              88                26,318,778.96                11.00%
7.625                              29                 8,233,659.04                 3.44%
7.750                              38                10,260,314.34                 4.29%
7.875                               9                 2,330,586.54                 0.97%
8.000                               2                   413,215.59                 0.17%
8.125                               3                   737,945.15                 0.31%
8.250                               1                   293,905.51                 0.12%
8.375                               2                   406,245.77                 0.17%
----------------------------------------------------------------------------------------------
                Total             841              $239,339,672.38               100.00%
==============================================================================================

(1) As of the Reference Date, the weighted average Mortgage Rate of the Mortgage Loans is approximately 7.157% per annum.

                         Current Mortgage Loan Principal Balances(1)
----------------------------------------------------------------------------------------------
  Current Mortgage Loan    Number of Mortgage  Aggregate Principal Balance     Percent of
         Balance                  Loans                Outstanding            Mortgage Pool
----------------------------------------------------------------------------------------------
$0        --    $50,000              4                       $0.00                 0.00%
$50,001   --   $100,000              4                  349,135.25                 0.15%
$100,001  --   $150,000             13                1,667,027.17                 0.70%
$150,001  --   $200,000             84               15,809,784.59                 6.61%
$200,001  --   $250,000            322               72,331,319.57                30.22%
$250,001  --   $300,000            166               45,145,566.28                18.86%
$300,001  --   $350,000             78               25,105,498.93                10.49%
$350,001  --   $400,000             67               25,024,393.96                10.46%
$400,001  --   $450,000             31               13,136,898.17                 5.49%
$450,001  --   $500,000             23               10,888,857.66                 4.55%
$500,001  --   $550,000             19                9,934,125.18                 4.15%
$550,001  --   $600,000             12                6,901,923.71                 2.88%
$600,001  --   $650,000              6                3,710,459.88                 1.55%
$650,001  --   $750,000              7                4,796,193.41                 2.00%
$750,001  -- $1,000,000              5                4,538,488.62                 1.90%
-------------------------------------------------------------------------------------------
                     Total         841             $239,339,672.38               100.00%
===========================================================================================

(1) As of the Reference Date, the average current Mortgage Loan principal balance is approximately $284,589.38.

                              Original Loan-to-Value Ratios(1)

  Original Loan-To-Value   Number of Mortgage  Aggregate Principal Balance     Percent of
        Ratios (%)                Loans                Outstanding            Mortgage Pool
----------------------------------------------------------------------------------------------
50.00 and below                      56               $17,510,951.20             7.32%
 50.01 to 55.00                      33                 9,520,935.02             3.98%
 55.01 to 60.00                      47                16,246,486.35             6.79%
 60.01 to 65.00                      59                19,272,870.27             8.05%
 65.01 to 70.00                      76                22,541,434.03             9.42%
 70.01 to 75.00                     136                39,999,498.34            16.71%
 75.01 to 80.00                     298                82,632,645.85            34.53%
 80.01 to 85.00                      15                 3,832,051.50             1.60%
 85.01 to 90.00                     121                27,782,799.82            11.61%
----------------------------------------------------------------------------------------------
                     Total          841              $239,339,672.38           100.00%
==============================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 71.86%.

                        State Distribution of Mortgaged Properties(1)
----------------------------------------------------------------------------------------------
          State                   count                   Balance                percent
----------------------------------------------------------------------------------------------
California                         465              $137,520,335.40               57.46%
Georgia                             25                 6,315,425.70                2.64%
Hawaii                              14                 5,468,363.75                2.28%
Illinois                            18                 4,874,888.01                2.04%
Maryland                            22                 6,046,950.48                2.53%
Massachusetts                       55                14,206,145.77                5.94%
New Jersey                          31                 8,992,192.76                3.76%
New York                            31                 8,531,433.16                3.56%
Texas                               20                 5,439,231.61                2.27%
Washington                          26                 6,420,550.43                2.68%
Other (less than 2%)               134                35,524,155.31               14.84%
----------------------------------------------------------------------------------------------
                     Total         841              $239,339,672.38              100.00%
==============================================================================================

(1) Other includes 25 other states and the District of Columbia with under 2% concentration individually.

                                  Purpose of Mortgage Loans

       Loan Purpose        Number of Mortgage  Aggregate Principal Balance     Percent of
                                  Loans                Outstanding            Mortgage Pool
----------------------------------------------------------------------------------------------
Purchase                           274               $75,383,599.70               31.50%
Refinance (rate/term)              469               135,010,662.12               56.41%
Refinance (cash out)                98                28,945,410.56               12.09%
----------------------------------------------------------------------------------------------
                     Total         841              $239,339,672.38              100.00%
==============================================================================================

                                 Types of Mortgaged Property

      Property Type        Number of Mortgage  Aggregate Principal Balance     Percent of
                                  Loans                Outstanding            Mortgage Pool
----------------------------------------------------------------------------------------------
Single Family                     690              $196,312,646.29                82.03%
Condominium                        15                 4,245,434.87                 1.77%
Two-to Four-Family                  1                   360,248.66                 0.15%
Planned Unit Development          135                38,421,342.56                16.05%
(PUD)
---------------------------------------------------------------------------------------------
                     Total        841              $239,339,672.38               100.00%
=============================================================================================

                               Remaining Terms to Maturity(1)

    Remaining Term to      Number of Mortgage  Aggregate Principal Balance     Percent of
    Maturity (Months)             Loans                Outstanding            Mortgage Pool
----------------------------------------------------------------------------------------------
285-270                            619               $183,712,506.04              76.76%
269-250                             89                 23,649,996.29               9.88%
249-230                             55                 14,485,065.11               6.05%
229-210                             26                  7,062,559.70               2.95%
209-190                             12                  3,082,172.09               1.29%
189-160                             14                  3,205,856.67               1.34%
159-100                             15                  3,224,681.36               1.35%
99-0                                11                    916,835.12               0.38%
----------------------------------------------------------------------------------------------
                     Total         841               $239,339,672.38             100.00%
==============================================================================================

(1) As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loans is approximately 271 months.

                                     Occupancy Types(1)

     Occupancy Types       Number of Mortgage      Aggregate Principal         Percent of
                                 Loans             Balance Outstanding       Mortgage Pool
----------------------------------------------------------------------------------------------
Primary Residence                          827             $234,974,163.01             98.18%
Second Residence                            14                4,365,509.37              1.82%
----------------------------------------------------------------------------------------------
                    Total                  841             $239,339,672.38            100.00%
==============================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.

                          Documentation Program for Mortgage Loans

     Type of Program       Number of Mortgage      Aggregate Principal         Percent of
                                 Loans             Balance Outstanding       Mortgage Pool
----------------------------------------------------------------------------------------------
Full                              407               $115,583,123.23               48.29%
Alternative                       389                112,884,292.19               47.16%
Reduced                            23                  5,339,475.94                2.23%
Streamlined                        22                  5,532,781.02                2.31%
----------------------------------------------------------------------------------------------
                    Total         841               $239,339,672.38              100.00%
==============================================================================================

                                   EXHIBIT 2


Class Information                                Current Payment Information

----------------------------------------------------------------------------------------------------------------------------------
                                 Beginning       Pass Thru     Principal       Interest      Total           Principal  Interest
Type       Class Code   Name     Cert. Bal.      Rate          Dist. Amt.      Dist. Amt.    Dist.           Losses     Shortfalls
----------------------------------------------------------------------------------------------------------------------------------
Senior                  A1                  0.00    6.350000%             0.00          0.00            0.00       0.00       0.00
                        A2                  0.02    5.850000%             0.00          0.00            0.00       0.00       0.00
                        A3                  0.00    6.750000%             0.00          0.00            0.00       0.00       0.00
                        A4                  0.02    6.750000%             0.00          0.00            0.00       0.00       0.00
                        A5                  0.00    6.750000%             0.00          0.00            0.00       0.00       0.00
                        A6         14,913,674.40    6.750000%       277,331.63     83,889.42      361,221.05       0.00       0.00
                        A7         61,449,198.43    6.750000%     1,142,696.71    345,651.74    1,488,348.45       0.00       0.00
                        A8         28,408,000.00    6.750000%             0.00    159,795.00      159,795.00       0.00       0.00
                        A9         14,877,000.00    6.750000%             0.00     83,683.13       83,683.13       0.00       0.00
                        A10        30,962,211.57    6.750000%        47,832.31    174,162.44      221,994.75       0.00       0.00
                        A11        27,150,815.14    6.750000%             0.00          0.00            0.00       0.00       0.00
                        A12        25,270,660.35    6.750000%       127,415.90    142,147.46      269,563.37       0.00       0.00
                        A13         4,088,854.88    6.750000%        12,548.93     22,999.81       35,548.74       0.00       0.00
                        A14        10,000,000.00    6.750000%             0.00     56,250.00       56,250.00       0.00       0.00
                        AIO                 0.00    6.750000%             0.00          0.00            0.00       0.00       0.00
                        PO          2,550,717.79    0.000000%         5,446.37          0.00        5,446.37       0.00       0.00
                        X         134,072,771.98    0.388548%             0.00     43,411.40       43,411.40       0.00       0.00
Residual                AR                  0.00    6.750000%             0.00          0.00            0.00       0.00       0.00
                        B1         19,519,863.22    6.750000%        97,610.01    109,799.23      207,409.25       0.00       0.00
                        B2          1,715,413.09    6.750000%         8,577.96      9,649.20       18,227.16       0.04       0.00
----------------------------------------------------------------------------------------------------------------------------------
Totals          -        -        240,906,408.92     -            1,719,459.83  1,231,438.83    2,950,898.67       0.04        -
----------------------------------------------------------------------------------------------------------------------------------

Class Information

--------------------------------------------------------------------------------
                                             Ending Cert.          Unpaid
Type             Class Code     Name         Notional Bal.         Interest
--------------------------------------------------------------------------------
Senior                          A1                  0.00              0.00
                                A2                  0.02              0.00
                                A3                  0.00              0.00
                                A4                  0.02              0.00
                                A5                  0.00              0.00
                                A6         14,636,342.76              0.00
                                A7         60,306,501.72              0.00
                                A8         28,408,000.00              0.00
                                A9         14,877,000.00              0.00
                                A10        30,914,379.25              0.00
                                A11        27,303,538.48              0.00
                                A12        25,143,244.45              0.00
                                A13         4,076,305.95              0.00
                                A14        10,000,000.00              0.00
                                AIO                 0.00              0.00
                                PO          2,545,271.43              0.00
                                X         132,923,729.77              0.00
Residual                        AR                  0.00              0.00
                                B1         19,422,253.21              0.00
                                B2          1,706,835.08              0.00
--------------------------------------------------------------------------------
Totals            -              -        239,339,672.38     -
--------------------------------------------------------------------------------

                             Payment Date: 05/25/00


          ------------------------------------------------------------
                                   CWMBS INC
               MORTGAGE PASS THROUGH CERTIFICTAES, SERIES 1994-3
          ------------------------------------------------------------

Class Information                                Current Payment Information

                                                      Factors per $1,000

------------------------------------------------------------------------------------------------------------------------
                                   Beginning     Pass Thru    CUSIP       Principal     Interest    Ending Cert./
Type        Class Code    Name   Cert. Bal.(Face)  Rate       Numbers       Dist.         Dist.     Notional Bal.
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Senior                     A1              0.00     6.350000% 126690PE0     0.000000      0.000000      0.000000
                           A2              0.02     5.850000% 126690PF7     0.000000      0.000000      0.000000
                           A3              0.00     6.750000% 126690PG5     0.000000      0.000000      0.000000
                           A4              0.02     6.750000% 126690PH3     0.000000      0.000000      0.000001
                           A5              0.00     6.750000% 126690PJ9     0.000000      0.000000      0.000000
                           A6     14,913,674.40     6.750000% 126690PK6     5.546633      1.677788    292.726855
                           A7     61,449,198.43     6.750000% 126690PL4    10.411910      3.149475    549.494772
                           A8     28,408,000.00     6.750000% 126690PM2     0.000000      5.625000  1,000.000000
                           A9     14,877,000.00     6.750000% 126690PN0     0.000000      5.625000  1,000.000000
                           A10    30,962,211.57     6.750000% 126690PP5     1.039833      3.786140    672.051723
                           A11    27,150,815.14     6.750000% 126690PQ3     0.000000      0.000000  1,531.583468
                           A12    25,270,660.35     6.750000% 126690PR1     4.190683      4.675201    826.956094
                           A13     4,088,854.88     6.750000% 126690PS9     2.731303      5.005962    887.217550
                           A14    10,000,000.00     6.750000% 126690PT7     0.000000      5.625000  1,000.000000
                           AIO             0.00     6.750000% 126690PU4     0.000000      0.000000      0.000000
                           PO      2,550,717.79     0.000000% 126690PV2     1.379641      0.000000    644.752999
                           X     134,072,771.98     0.388548% 126690PW0     0.000000      0.154372    472.678913
Residual                   AR              0.00     6.750000% 126690PX8     0.000000      0.000000      0.000000
                           B1     19,519,863.22     6.750000% 126690PY6     4.338416      4.880183    863.249620
                           B2      1,715,413.09     6.750000% PRIVATE       3.809638      4.285394    758.038149
------------------------------------------------------------------------------------------------------------------------
Totals       -             -     240,906,408.92       -            -           -             -           -
------------------------------------------------------------------------------------------------------------------------

          ------------------------------------------------------------
                                   CWMBS INC
               MORTGAGE PASS THROUGH CERTIFICTAES, SERIES 1994-3
          ------------------------------------------------------------

--------------------------------------------------------------------------------
                             COLLATERAL INFORMATION
--------------------------------------------------------------------------------
                                           Total
                                           -----
Prin balance       239,339,672.38   239,339,672.38
Loan count                    841              841
Avg loan rate           7.157771%             7.16
Prepay amount          989,742.27       989,742.27



--------------------------------------------------------------------------------
                                FEES AND ADVANCES
--------------------------------------------------------------------------------
                                           Total
                                           -----
Master serv fees        49,316.57        49,316.57
Sub servicer fees            0.00             0.00
Trustee fees             2,609.82         2,609.82


Agg advances                  N/A              N/A
Adv this period         10,445.30        10,445.30




--------------------------------------------------------------------------------
                          LOSSES & INSURANCE COVERAGES
--------------------------------------------------------------------------------
                                           Total
                                           -----
Realized losses              0.00             0.00
Cumulative losses      250,292.62       250,292.62


Coverage Amounts                           Total
----------------                           -----
Bankruptcy             254,440.79       254,440.79
Fraud                        0.00             0.00
Special Hazard       5,339,007.93     5,339,007.93



                         Aggregate Certificate Information
   -----------------------------------------------------------------------------
   Class            Aggregate           Aggregate                     Aggregate
   Type            Percentage           Prepay Pct.              End Cert. Bal.
   -----------------------------------------------------------------------------
   Senior          100.000000%            89.831199%            240,906,408.92
   -----------------------------------------------------------------------------
   Junior            0.000000%            10.168801%                      0.00
   -----------------------------------------------------------------------------


--------------------------------------------------------------------------------
                          DELINQUENCY INFORMATION
--------------------------------------------------------------------------------
Period                             Loan Count    Ending Stated Balance
------                             ----------    ---------------------
30 to 59 days                           2                   585,266.26
60 to 89 days                           0                         0.00
90 or more                              2                   596,549.26
Foreclosure                             1                   201,099.33

Totals:                                 5                 1,382,914.85
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                REO INFORMATION
--------------------------------------------------------------------------------
   REO Date        Loan Number     Ending Stated Balance          Book Value
   --------        -----------     ---------------------          ----------
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   Totals:                              0                            N/A

Current Total Outstanding Balance:                                      0.00
Current Total Outstanding Number of Loans:                                 0

--------------------------------------------------------------------------------
                               OTHER INFORMATION
--------------------------------------------------------------------------------
                                  Amount/Withdrawal     Total/Ending Bal.
                                  -----------------     -----------------
Available remittance amount            2,950,898.67          2,950,898.67
Principal remittance amount            1,719,459.83          1,719,459.83
Interest remittance amount             1,231,438.83          1,231,438.83